        EXHIBIT 99.1

G1 Therapeutics Announces Addition of Jacks Lee to Board of Directors

RESEARCH TRIANGLE PARK, N.C., June 28, 2022 – G1 Therapeutics, Inc. (Nasdaq: GTHX), a commercial-stage oncology company, today announced the appointment of Jacks Lee to its Board of Directors. For more than 30 years, Mr. Lee has developed extensive experience in manufacturing and supply chain management in the life sciences industry. Mr. Lee currently serves as Senior Vice President – Manufacturing & Supply of Merck & Co., Inc., a global premier research-intensive biopharmaceutical health care company that delivers innovative health solutions through its prescription medicines, vaccines, biologic therapies, and animal health products.
"G1’s Board of Directors comprises executives with life science careers defined by sound strategic execution, unquestionable integrity, and strong business leadership; Jacks embodies each of these and will contribute immediately as an important advisor to our growing business,” said Jack Bailey, Chief Executive Officer of G1 Therapeutics. “His experience will be invaluable as we commercialize COSELA® (trilaciclib) for appropriate patients with extensive-stage small cell lung cancer, execute our ongoing clinical trials of trilaciclib, and prepare to expand the development program to additional indications and therapeutic combinations. I am delighted to welcome Jacks to our Board of Directors at this exciting point in our evolution."
“Few companies in this sector have proven expertise in both drug development and commercial execution; G1 is one of those few,” said Mr. Lee. “G1 is defining innovation in the oncology sector, and I’m excited to join this board and work alongside of my fellow board members and company management to maximize value for patients and shareholders, alike.”
Mr. Lee is an industry executive with global strategic supply and manufacturing operations leadership experiences in biopharmaceutical, small molecule drug, and vaccines. He brings over 30 years of experience spanning across technical, operational, and strategic leadership roles in science-technology, engineering, quality, supply chain, and manufacturing. Prior to his role at Merck & Co., Inc. Mr. Lee held various positions at Sanofi Aventis and its predecessor companies from 1989 through 2007, including most recently at Sanofi Pasteur, culminating in his tenure as Head of Biological Operations. He currently serves on the Parenteral Drug Association (PDA) Manufacturing Science & Operations Steering Committee, the Editorial Advisory Board of Life Science Leaders, and served on the United States Pharmacopeia (USP) Expert Committee of Biostatistics. Mr. Lee earned his Master of Science in Industrial Management from the University of Missouri and earned his Bachelor of Science Degree in Industrial Engineering at the University of Wisconsin.
About G1 Therapeutics
G1 Therapeutics, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of next generation therapies that improve the lives of those affected by cancer, including the Company’s first commercial product, COSELA® (trilaciclib). G1 has a deep clinical pipeline and is executing a tumor-agnostic development plan evaluating COSELA in a variety of solid tumors, including colorectal, breast, lung, and bladder cancers. G1 Therapeutics is based in Research Triangle Park, N.C. For additional information, please visit www.g1therapeutics.com and follow us on Twitter @G1Therapeutics.
G1 Therapeutics™ and the G1 Therapeutics logo and COSELA® and the COSELA logo are trademarks of G1 Therapeutics, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, those relating to the future value of COSELA (trilaciclib) and the company’s ability to ensure broad availability. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause the company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in the company’s filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein and include, but are not limited to, the company’s dependence on the commercial success of COSELA; the development and commercialization of new drug products is highly competitive; the company’s ability to complete clinical trials for, obtain approvals for and commercialize any of its product candidates; the company’s initial success in ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials; the inherent uncertainties associated with developing new products or technologies and operating as a development-stage company; and market conditions. Except as required by law, the company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
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Contact:
Will Roberts
G1 Therapeutics, Inc.
Vice President
Investor Relations and Corporate Communications
(919) 907-1944
wroberts@g1therapeutics.com

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